UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2015

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Masonite International Corporation
(Exact name of registrant as specified in its charter)

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British Columbia, Canada	001-11796	98-0377314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2771 Rutherford Road Concord, Ontario, Canada	L4K 2N6
(Address of principal executive offices)	(Zip Code)
(800) 895-2723
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 12, 2015, Masonite International Corporation (the “Company”, “we” or “us”) issued a press release announcing that Russell Tiejema will be joining us as our Executive Vice President, Chief Financial Officer, effective November 2, 2015 and will assume the duties of principal financial officer and principal accounting officer effective November 16, 2015 . In those roles, Mr. Tiejema will replace Robert E. Lewis, the Company’s Senior Vice President, General Counsel and Corporate Secretary, who has been serving as the Company’s principal financial officer and principal accounting officer on an interim basis.
Mr. Tiejema, age 47, is joining us from Lennox International, where he has served as the Vice President of Finance and Chief Financial Officer of LII Residential, the largest reporting segment of Lennox International, since 2013. From 2011 to 2013 he served as the Vice President, Business Analysis & Planning, of Lennox International. Prior to joining Lennox in 2011, he spent 20 years with General Motors in a variety of financial leadership roles across a number of operating units and staffs, including Finance Director for GM Fleet & Commercial and Director of Financial Planning and Analysis.
In connection with accepting employment with us, on October 1, 2015, Mr. Tiejema signed an employment offer letter with us (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Tiejema’s annual base salary will be $400,000. In addition, Mr. Tiejema will be eligible to participate in our executive annual cash bonus plan in 2016, with a target annual bonus equal to 60% of his annual base salary. Mr. Tiejema will be eligible to receive a long-term equity incentive award pursuant to our annual equity program beginning with the grant to be made in 2016 with an annual target equity value of 125% of his annual base salary. In addition, Mr. Tiejema will be eligible to receive a sign-on bonus of $150,000 at the end of our first financial quarter in 2016, subject to his execution of our customary reimbursement agreement which provides for repayment of some or all of the sign-on bonus if Mr. Tiejema resigns from employment within two years after the commencement of his employment with us. Mr. Tiejema will also receive a new-hire equity award consisting of that number of time-vesting restricted stock units as is determined by dividing $700,000 by the closing price of our stock as of the date immediately preceding the date of his employment start date of November 2, 2015. This award is subject to time-vesting as to 25% on each of the first two anniversaries of the grant date and the remaining 50% on the third anniversary of the grant date and is otherwise subject to the terms and conditions of our 2012 Equity Incentive Plan and the applicable equity award agreement thereunder. Mr. Tiejema will also participate in our relocation program which includes a lump sum miscellaneous allowance of $30,000.
The foregoing description of the Offer Letter does not purport to be a complete description and is qualified in its entirety by the full text of the Offer Letter, which is filed as Exhibit 10.1 and is incorporated herein by reference.
Other than the terms of the Offer Letter described above, there are no arrangements or understandings between Mr. Tiejema and any other person pursuant to which he was selected to be an officer of the Company, nor is Mr. Tiejema a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.
On October 12, 2015, the Company issued a press release announcing that Russell Tiejema will be joining us as our Executive Vice President, Chief Financial Officer, effective November 2, 2015.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information furnished in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 10.1	Offer Letter dated September 29, 2015.
Exhibit 99.1	Press release issued by Masonite International Corporation on October 12, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASONITE INTERNATIONAL CORPORATION

Date:	October 13, 2015	By:	/s/ Robert E. Lewis
		Name:	Robert E. Lewis
		Title:	Senior Vice President, General Counsel and Secretary